Exhibit 6.5

SENIOR SECURED PROMISSORY NOTE

Dated: July 8, 2022	$1,500,000

For value received, FUTURE VC, LLC, a limited liability company organized under the laws of the State of Delaware (the “Maker”), hereby promise to pay to the order of MISO ROBOTICS, INC., with an address at 680 E Colorado Blvd., Ste. 500, Pasadena, California 91101 (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account. The outstanding principal balance of this Note shall be due and payable on October 5, 2022 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE I

Section 1.1        Interest. The outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to twelve percent (12%), payable in cash on the first day of each month subsequent to the date hereof and in full on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) thirty-day months, shall compound monthly and shall accrue commencing on the date hereof. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note and on all unpaid interest from the date of the Event of Default at a per annum rate equal to the lesser of seventeen percent (17%) and the maximum applicable legal rate per annum, calculated based on a 360-day year.

Section 1.2       Payment of Principal; Prepayment

(a)        Payment of Principal. The principal amount hereof, plus all outstanding interest and all other amounts due and owing hereunder, shall be paid in full on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.

(b)        Prepayment. The Maker may prepay all (but not less than all) of the principal amount of this Note in an amount equal to the sum of (i) the face value of this Note and (ii) all outstanding interest and all other amounts due and owing hereunder.

Section 1.3      Origination Fee; Attorney Fees.

(a)        Origination Fee. Maker shall pay to Holder a loan origination fee in the amount of Twenty Five Thousand Dollars ($25,000) which shall be due and payable on the date hereof.

(b)        Attorney Fees. The Maker shall pay all costs and expenses, up to Ten Thousand Dollars ($10,000), incurred by the Holder in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees (the “Closing Costs”). The Closing Costs shall be due and payable on the date hereof.

Section 1.4      Seniority; Security.

(a)        Seniority. The Secured Notes shall be senior in priority to all other secured indebtedness of the Maker, whether now existing or hereinafter created.

(b)        Security. The obligations of the Maker under the Secured Notes are secured by a continuing security interest in substantially all of the assets of the Maker pursuant to the terms of that certain Security and Pledge Agreement of even date herewith by and between the Maker and the Holder (the “Security Agreement”) and any other collateral documents entered into in connection therewith.

Section 1.5        Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6        Transfer. This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 1.7        Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.8        Use of Proceeds. The Maker shall use the proceeds of this Note for general corporate purposes.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1        Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)        any default in respect of any payment of the principal amount, interest or any other monetary obligation under this Note, as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise) or within three (3) days thereafter; or

(b)        the Maker shall fail to observe or perform any other condition, covenant or agreement contained in this Note or any other Transaction Document; or

(c)        any representation or warranty made by the Maker herein or in any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d)        (A) a default in any payment of any amount or amounts of principal of or interest on any indebtedness of the Maker (other than the indebtedness hereunder) the aggregate principal amount of which indebtedness is in excess of $50,000 or (B) a default in the observance or performance of any other agreement or condition relating to any indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(e)        the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(f)       a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(g)        a judgment or judgments in the aggregate amount exceeding $25,000 is/are entered against the Maker and not dismissed or discharged within twenty (20) days following the entry thereof; or

(h)        Maker shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days; or

(i)        any material portion of the properties or assets of the Maker is seized by any governmental authority; or

(j)        the Maker is indicted for the commission of any criminal activity; or

(k)        closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

Section 2.2        Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in Sections 2.1 (g) or (h) above, the outstanding principal balance and accrued interest hereunder, plus fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests as well as its own rights, powers and remedies under this Note or other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Upon and after an Event of Default, this Note shall bear interest at the default rate set forth in Section 1.1 hereof.

ARTICLE III

MISCELLANEOUS

Section 3.1        Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated by Holder (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 3.2        Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 3.3        Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, any other Transaction Document, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5        Enforcement Expenses. The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 3.6        Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.7        Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

Section 3.8        Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the State of Delaware or the State Courts of Delaware sitting in Wilmington, Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it on the books and records of the Maker, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 3.8 shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.9        Binding Effect. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns. The Maker shall not delegate or transfer this Note or any obligations or undertakings contained in this Note.

Section 3.10        Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.11        Maker Waivers; Dispute Resolution.

(a)        Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)        No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c)        THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 3.12        Conflict Waiver. The Holder has been represented by the law firm of Ervin, Cohen & Jessup LLP (the “Law Firm”) in connection with the negotiation and preparation of this Agreement. The Law Firm expressly has not represented Maker, expressly has not made any representation of any kind to Maker and expressly has not rendered any advice or counsel to Maker, in negotiating the terms of this Note or any of the other Loan Documents. Maker hereby agrees that Maker shall never claim to have been represented by the Law Firm in connection with the preparation of this Note or any of the other Loan Documents. Maker has been advised to seek, and has been given the opportunity to obtain the advice of, separate legal counsel for advice in connection herewith. The Law Firm may also, now or in the future, represent Maker or one or more of its affiliates in connection with unrelated matters. The Maker hereby waives any conflict that the Maker may have in connection with the retention of the Law Firm by the Holder in respect of the preparation of this Note and the other Loan Documents or any dispute arising from or relating thereto. Such waiver is made expressly for the benefit of the Law Firm.

Section 3.13        Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in Los Angeles, California, USA and does not include any day which is a federal or state holiday in such location.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Transaction Documents” means this Note, the Security Agreement and all other security documents or related agreements now or hereafter entered into in connection with and/or as security for this Note and all amendments and supplements thereto and replacements thereof and any other Transaction Document.

[Signature appears on following page]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

FUTURE VC, LLC
A Delaware limited liability company

By:	/s/ James Jordan
	Name:	James Jordan
	Title:	CEO

Accepted and Agreed to:

MISO ROBOTICS, INC.
A Delaware corporation

By:	/s/ Michael Bell
	Name:	Michael Bell
	Title:	CEO

Send notices to:

Miso Robotics, Inc.
680 E Colorado Blvd., Ste. 500
Pasadena, California 91101

FIRST AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SENIOR SECURED PROMISSORY NOTE (the "Amendment"), dated as of October 5, 2022, is entered into by Future VC LLC, a Delaware limited liability company (the "Maker") and Miso Robotics, Inc., a Delaware corporation (the "Holder").

WHEREAS, the Maker and the Holder are parties to that certain Senior Secured Promissory Note, dated as of July 8, 2022 (the "Promissory Note"); and

WHEREAS, the Maker and the Holder desire to amend the Promissory Note to extend the maturity and increase the interest of the Promissory Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.	Interest. As of the date hereof, the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to seventeen percent (17%), payable in cash on the Maturity Date.

The Section 1.1 of the Promissory Note is hereby amended and restated to delete the first sentence and replace it with the preceding sentence.

2.	Maturity. The last sentence of the second paragraph of the Promissory Note is hereby amended and restated in its entirety to read as follows:

The outstanding principal balance of this Note shall be due and payable on June 30, 2023 (the "Maturity Date") or at such earlier time as provided herein.

A.    Except as expressly amended and modified by this Amendment, the Promissory Note and the Security Agreement are and shall continue to be in full force and effect in accordance with the terms thereof.

B.    This Amendment may be executed by the parties hereto in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

C.    The Amendment shall be construed in accordance and governed by the internal laws of the state of California.

D.    The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Senior Secured Promissory Note to duly executed as of the day and year first written above.

MAKER:

FUTURE VC LLC

By:
Name:
Its:

HOLDER:

MISO ROBOTICS, INC.

By:	/s/ Michael Bell
Name:	Michael Bell
Its:	CEO

OMNIBUS AMENDMENT

This Omnibus Amendment (the “Amendment”) of the payoff letters set forth on Schedule A attached hereto (the “Letters”) is made as of this 26th day of June, 2023 (the “Amendment Effective Date”) by and among VEBU, INC. (“Vebu”), Vebu Labs, Inc. (“Labs”), Future VC, LLC (“Future VC”), James Buckly Jordan (“Jordan”), Miso Robotics, Inc. (“Miso”), Richard and Kelly Hull Family Trust, dated August 27, 2019 (“Hull”). All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Letters.

1.         Amendments to the Agreements

(a)       The undersigned acknowledge and agree that as of the Amendment Effective Date, they have received partial payment of their respective Payoff Amount and will receive the full Payoff Amount at a later date, as set forth on Schedule B attached hereto.

(b)       The undersigned acknowledge and agree that the Letters shall remain in effect until the Borrowers thereunder pay in full the respective Payoff Amounts and any additional interest owed thereon as agreed between the respective Borrower and Lender, which shall not exceed the amount of interest set forth in the underlying loan agreements.

2.         Integrated Agreement. This Amendment shall be deemed incorporated into and made a part of the Letters, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. The Letters and this Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting any party’s rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.

3.         Waiver. The undersigned hereby waive any default under their respective loan agreements with respect to the transactions contemplated by this Amendment and agree that no event of default or acceleration shall occur if payments are made in accordance with the payment schedule set forth on Schedule B.

4.        Effect and Construction of Amendment. Except as expressly provided herein, the Letters shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of parties under, or constitute a waiver of, any provision of the Letters.

4..       Entire Agreement. This Amendment sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto.

5.        Further Assurance. The parties shall execute such other and further documents and instruments as any other party may reasonably request to implement the provisions of this Amendment.

6.         Benefit of Agreement. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns as set forth in the Agreements. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Amendment.

7.         Severability. The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

8.        Waiver of Jury Trial. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT, THE AGREEMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AMENDMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, THE AGREEMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AMENDMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.	Miscellaneous.

(a)       Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party, creditor, or incidental beneficiary.

(b)       Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)        Modifications. This Amendment may not be modified or amended in any manner except in writing executed by each of the parties.

(d)       Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

(e)        Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or PDF, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, parties have caused this Amendment to be duly executed by its duly authorized officer as of the date first above indicated.

VEBU, INC.
A Delaware corporation

By:	/s/ James Buckly Jordan
	Name:	James Buckly Jordan
	Title:	President

FUTURE VC, LLC

By:	/s/ James Buckly Jordan
	Name:	James Buckly Jordan
	Title:	President

VEBU LABS, INC.

By:	/s/ James Buckly Jordan
	Name:	James Buckly Jordan
	Title:	President

MISO ROBOTICS, INC.

By:	/s/ Richard Hull
	Name:	Richard Hull
	Title:	CEO

RICHARD & KELLY HULL FAMILY TRUST,
DATED AUGUST 27, 2019

By:	/s/ Richard Hull
	Name:	Richard Hull
	Title:	Trustee

By:	/s/ James Buckly Jordan
James Buckly Jordan

Schedule A

That certain payoff letter dated as of June 26, 2023 with a Payoff Amount of $250,126.03 among Jordan, Future VC and Labs.

That certain payoff letter dated as of June 26, 2023 with a Payoff Amount of $769,033.33 among Miso, Labs and Future VC.

That certain payoff letter dated as of June 26, 2023 with a Payoff Amount of $317,067.75 between Labs and Hull.

Schedule B

Lender	Partial Payoff Amount	Payment Schedule for Payoff Amount
RICHARD & KELLY HULL FAMILY TRUST, DATED AUGUST 27, 2019	$81,000	$150,889.14 thirty (30) days from the date hereof, with the balance of the principal plus interest on 12/31/2023
Miso Robotics, Inc.	$189,000	$349,110.86 thirty (30) days from the date hereof, with the balance of the principal plus interest at the close of Series A funding and will include a reduction in interest rate from 12% to 3% on 01/01/2024 in consideration for Warrants granted to Miso Robotics Inc from Vebu Labs Inc.
James Buckly Jordan	$0	$250,136.03, which shall be callable at James Buckly Jordan’s discretion

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

VEBU LABS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Dated as of October 15 , 2023

Void after the date specified in Section 8

No.      1

THIS CERTIFIES THAT, for value received, Miso Robotics Inc, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Vebu Labs, Inc., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the debt financing to be provided pursuant to that certain Senior Secured Promissory Note, dated as of July 8, 2022, from the Company to the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.     Number and Price of Shares; Exercise Period.

(a) Definition of Shares. “Shares” shall mean shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as described in the Company’s certificate of incorporation (the “Certificate of Incorporation”)

(b) Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 25,000 (Twenty-Five Thousand) Shares prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(c) Exercise Price. The exercise price per Share shall be equal to $5.57 (the “Exercise Price”).

(d) Exercise Period. This Warrant shall be immediately exercisable, in whole or in part, until the expiration of this Warrant as set forth in Section 8.

2.     Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to: (x) the Exercise Price; multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction of a share.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

(f) Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common stock shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Common Stock to a number of shares as shall be sufficient for such purposes.

3.     Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.     Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including, without limitation, compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached hereto as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. Upon surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.     Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. This Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of Common Stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii) (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing that the Securities are being acquired (1) solely for the transferee’s own account and not as a nominee for any other party, (2) for investment and (3) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with evidence satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(c) Market Stand-off Legend. The Shares issued upon exercise hereof shall also be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(d) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(e) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(b) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if: (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6.     Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of the securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Redemption. In the event that all of the outstanding shares of the securities issuable upon exercise of this Warrant are redeemed in accordance with the Company’s certificate of incorporation, this Warrant shall thereafter be exercisable for a number of shares of the Company’s Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full immediately prior to such redemption.

(e) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (i) such adjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.    Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than: (i) dividends or distributions otherwise provided for in Section 6; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b)	the voluntary liquidation, dissolution or winding up of the Company; or

(c)	any transaction resulting in the expiration of this Warrant pursuant to Section 8(b) or 8(c);

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable.

8.	Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a)	5:00 p.m., Pacific time, on the ten (10)-year anniversary of the date of this Warrant;

(b)	A Deemed Liquidation Event (as defined in the Certificate of Incorporation); or

(c) Immediately prior to the closing of the sale of shares of Common Stock to the public at such price and on such terms as described in the Certificate of Incorporation, as may be amended from time to time.

9.     No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10.   Shares May be Subject to Stockholders Agreement. The Holder hereby agrees that upon exercise of this Warrant and issuance of the Shares pursuant thereto, the Shares shall be subject to the terms and conditions of and the Holder shall execute a joinder to the any stockholders agreement of the Company or any other similar agreement that may reasonably be required by the Company in connection with the Holder acquiring the Shares.

11.	Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted under this Warrant shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed: (i) if to the Holder, at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, or as such Holder may designate by advance written notice to the Company in accordance with the provisions hereof; or (ii) if to the Company, to its address or facsimile number set forth on its signature page to this Agreement and directed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company may designate by advance written notice to the Holder. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address, of the last holder of this Warrant for which the Company has contact information in its records.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e) Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within the County of Los Angeles, State of California, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(f) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. If the waiver of jury trial set forth in this Section 11(h) is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This Section 11(h) shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(j) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(k) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(Signature Page Follows)

The Company signs this Warrant as of the date stated on the first page.

COMPANY:

VEBU LABS, INC.

By:	/s/ James Buckly Jordan
Name:	James Buckly Jordan
Title:	CEO

Address:
1661 E. Franklin Ave
El Segundo, CA 90245

Vebu Labs, Inc. – Warrant to Purchase Common Stock

EXHIBIT A

NOTICE OF EXERCISE

TO:                 VEBU LABS, INC. (the “Company”)

Attention:      Chief Executive Officer

(1)  Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached Warrant:

Number of shares:
Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached Warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e):

☐    Yes            ☐  No

If “Yes,” indicate the applicable condition:

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:
Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached Warrant in the name of:

☐	The undersigned

☐	Other—Name:
Address:

☐	Not applicable

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

(7)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form satisfactory to the Company.

(8)	Market Standoff Agreement. The undersigned acknowledges and agrees that market standoff provisions may govern the aforesaid shares and any shares issuable upon conversion thereof.

(9)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by: (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records); (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records); (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting; or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:
COMPANY:	VEBU LABS, INC.
WARRANT:	THE WARRANT TO PURCHASE SHARES ISSUED ON [_____], 2022 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:
Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                              as attorney to make such transfer on the books of VEBU LABS, INC., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

(4)	Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form satisfactory to the Company.

(5)	Market Stand-Off Agreement. Assignee acknowledges and agrees that market standoff provisions may govern the aforesaid shares and any shares issuable upon conversion thereof.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

(Signature Page to Warrant Assignment Form)